Eversheds Sutherland (US) LLP 700 Sixth Street, NW, Suite 700 Washington, DC 20001-3980

Exhibit 5.1

May 4, 2022

Invesco Mortgage Capital Inc.

1555 Peachtree Street, N.E.

Suite 1800

Atlanta, Georgia 30309

Re:    Invesco Mortgage Capital Inc.

Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Invesco Mortgage Capital Inc., a Maryland corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a registration statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the offer and sale of up to 1,100,000 shares of the Company’s common stock, par value $0.01 per share (the “Shares”), pursuant to the Invesco Mortgage Capital Inc. 2009 Equity Incentive Plan as Amended and Restated (the “Plan”).

As counsel to the Company, we have participated in the preparation of the Registration Statement and have examined originals or copies, certified or otherwise identified to our satisfaction by public officials or officers of the Company as authentic copies of originals, of (i) the Company’s Articles of Amendment and Restatement; (ii) the Company’s Amended and Restated Bylaws; (iii) a Certificate of Good Standing, as of a recent date, with respect to the Company from the State of Maryland issued by the Maryland Secretary of State; (iv) the Plan; (v) resolutions of the board of directors of the Company relating to, among other things, (a) the authorization and approval of the preparation and filing of the Registration Statement and (b) the authorization, issuance, offer and sale of the Shares pursuant to the Registration Statement and the Plan; and (vi) such other documents or matters of law as in our judgment were necessary to enable us to render the opinions expressed below.

With respect to such examination and our opinion expressed herein, we have assumed, without any independent investigation or verification (i) the genuineness of all signatures on all documents submitted to us for examination, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as conformed or reproduced copies and the authenticity of the originals of such copied documents, and (v) that all certificates issued by public officials have been properly issued. We also have assumed without independent investigation or verification the accuracy and completeness of all corporate records made available to us by the Company.

As to certain matters of fact relevant to the opinions in this opinion letter, we have relied upon certificates and/or representations of an officer of the Company. We have also relied on certificates and confirmations of public officials (which we have assumed remain accurate as of the date of this opinion letter), upon certificates and/or representations of officers of the Company, and upon such other certificates as we deemed appropriate. We have not independently established the facts, or in the case of certificates or confirmations of public officials, the other statements, so relied upon.

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Invesco Mortgage Capital Inc. May 4, 2022 Page 2

This opinion letter is limited to the effect of the Maryland General Corporation Law, as in effect on the date hereof, and we express no opinion as to the applicability or effect of any other laws of the State of Maryland or the laws of any other jurisdictions. Without limiting the preceding sentence, we express no opinion as to any state securities or broker-dealer laws or regulations thereunder relating to the offer, issuance and sale of the Shares pursuant to the Registration Statement and the Plan. This opinion letter has been prepared, and should be interpreted, in accordance with customary practice followed in the preparation of opinion letters by lawyers who regularly give, and such customary practice followed by lawyers who on behalf of their clients regularly advise opinion recipients regarding, opinion letters of this kind.

Based upon and subject to the limitations, exceptions, qualifications and assumptions set forth in this opinion letter, we are of the opinion that the Shares issuable pursuant to the Registration Statement and the Plan have been duly authorized and, when issued and paid for in accordance with the terms of the Plan, the Shares will be validly issued, fully paid and nonassessable.

The opinions expressed in this opinion letter (a) are strictly limited to the matters stated in this opinion letter, and without limiting the foregoing, no other opinions are to be inferred and (b) are only as of the date of this opinion letter, and we are under no obligation, and do not undertake, to advise the Company or any other person or entity either of any change of law or fact that occurs, or of any fact that comes to our attention, after the date of this opinion letter, even though such change or such fact may affect the legal analysis or a legal conclusion in this opinion letter.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Respectfully submitted,

/s/ Eversheds Sutherland (US) LLP